UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 _________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 4, 2019

CANTEL MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Cantel Medial Corp. (the “Company”) appointed George L. Fotiades as President and Chief Executive Officer of the Company effective immediately.

Mr. Fotiades, age 65, has served as a director of the Company since 2008 and as Vice Chairman of the Company’s Board of Directors (the “Board”) since April 2008.  He has served as Operating Partner at Five Arrows Capital Partners (Rothschild Merchant Banking), since April 2017. From April 2007 through April 2017, Mr. Fotiades was a Partner, Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm. For more than five years prior thereto, he served as President and COO of Cardinal Health, Inc., a leading provider of healthcare products and services. Prior to that position, he served as President and CEO of Cardinal Health, Inc.'s Pharmaceutical Technologies and Services segment, as well as in a variety of executive roles, including president of Warner-Lambert's consumer healthcare business and senior positions at Bristol-Myers Squibb, Wyeth and Procter & Gamble. Mr. Fotiades is also a director of Prologis, Inc. (NYSE), a leading owner, operator and developer of industrial real estate, and Chairman of the Board of AptarGroup Inc. (NYSE), a leader in the global dispensing systems industry.

The Company, upon recommendation and approval by the Company’s Compensation Committee, has approved the following compensation for Mr. Fotiades, which was set forth in an offer letter from the Company to Mr. Fotiades dated as of March 4, 2019:

•	His annual base salary will be $850,000.

•
He will be eligible to participate in the Company’s Management Incentive Compensation Program (“MICP”), with a FY2019 cash bonus target level set at 100% of his base salary (with a maximum bonus payout of up to 200% of his annual base salary), pro-rated in the first fiscal year. The bonus will be performance-based consistent with the MICP metrics applicable to other executive officers of the Company.

•
He will receive an initial equity grant in the form of restricted stock units (“RSUs”) having an aggregate value of $2.6 million. One-half of the RSUs will be time-based, vesting over the 3-year period commencing on the first anniversary of the grant date. The other half will be performance-based consistent with the performance metrics of the equity awards granted to senior executives of the Company in October 2018. The performance-based RSUs will vest on October 10, 2021 and were granted on March 4, 2019.

•
Subject to formal approval of the Compensation Committee, commencing in October 2019 he will be eligible for annual RSU awards. It is anticipated that the October 2019 grants will be comprised of both time-based and performance-based RSUs with an aggregate value of not less than $2.6 million. The performance-based RSUs will have criteria determined by the Compensation Committee.

•
He will also be eligible to participate in all benefit programs and perquisites generally provided at a level commensurate with his position, consistent with what was described in the Company’s proxy statement for its 2018 annual meeting of shareholders for other senior executives.

Mr. Fotiades replaces Mr. Jorgen B. Hansen, who resigned as the Company’s President and Chief Executive Officer on March 4, 2019.  On the same day, Mr. Hansen also resigned as a director of the Company. Mr. Hansen did not resign from his position as a director as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, the Company and Mr. Hansen entered into a Separation Agreement and General Release, which provides for the following, among other terms, all subject to the terms and conditions of the Separation Agreement and General Release:

(i)	Mr. Hansen’s resignation is effective March 4, 2019.

(ii)	Mr. Hansen will be paid a lump sum of $3,399,000 shortly following March 4, 2019.

(iii)	Mr. Hansen will also receive a pro-rata portion of his FY2019 bonus in the amount of $566,500.

(iv)	Mr. Hansen has agreed to provide six months of consulting and transition-related services, and will be paid $425,000 for such services.

(v)	An aggregate of 34,667 restricted stock units held by Mr. Hansen will be accelerated as of March 4, 2019 and an aggregate of 9,949 restricted stock units will be forfeited on that date.

(vi)	The Company will pay the employer and employee portion of the premium for COBRA medical and dental insurance for up to 18 months.

(vii)	The Amended and Restated Executive Severance Agreement between Mr. Hansen and the Company dated as of August 1, 2016 has been terminated.

The foregoing summarizes Separation Agreement and General Release but does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation Agreement and General Release, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Separation Agreement and General Release supersedes the Amended Executive Severance Agreement dated as August 1, 2016 between the Company and Mr. Hansen, which has been previously filed with the Securities and Exchange Commission and is now terminated.

Item 8.01    Other Events

A copy of the Company’s press release dated March 5, 2019 announcing the events described under Items 1.01 and 5.02 above is included in this filing as Exhibit 99.1.

Item 9.01     Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibits

Exhibit 10.1Offer Letter dated as of March 4, 2019 between the Company and George L. Fotiades.

Exhibit 10.2Separation Agreement and General Release dated as of March 8, 2019 between the Company and Jorgen B. Hansen.

Exhibit 10.3Confidentiality and Non-Competition Agreement dated as of March 4, 2019 between the Company and George L. Fotiades.

Exhibit 99.1Press Release date March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ George L. Fotiades
George L. Fotiades
President and Chief Executive Officer

March 8, 2019